Exhibit 10.55


                       Product Development and Patent License Agreement - Page 1

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

EXECUTION COPY




                             PRODUCT DEVELOPMENT AND

                            PATENT LICENSE AGREEMENT


                                     BETWEEN


                            PAR PHARMACEUTICAL, INC.

                                       AND

                       NORTEC DEVELOPMENT ASSOCIATES, INC.





                          Dated: As of October 22, 2003

                       Product Development and Patent License Agreement - Page 2

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


                PRODUCT DEVELOPMENT AND PATENT LICENSE AGREEMENT


                                TABLE OF CONTENTS

1.     Definitions.                                                          1
2.     Development of New Products.                                          4
3.     Par's Exclusivity.                                                    5
4.     Patent and Know-How License.                                          6
5.     Compensation to Nortec - Advance Payments and Royalties.              8
6.     Additional Obligations Relating to Product Development and Marketing. 9
7.     Manufacture of New Products.                                         10
8.     Termination of Development Rights.                                   12
9.     Terminination of License or Individual Product.                      15
10.    Confidentiality.                                                     16
11.   Representations and Warranties.                                       16
12.   Indemnification.                                                      18
13.   Limitation on Liability.                                              19
14.   Ownership of Inventions.                                              19
15.   Stock Options.                                                        20
16.   Publicity.                                                            21
17.   Force Majeure.                                                        21
18.   Arbitration.                                                          22
19.   Notices.                                                              22
20.   Miscellaneous.                                                        23

                       Product Development and Patent License Agreement - Page 3

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


                PRODUCT DEVELOPMENT AND PATENT LICENSE AGREEMENT

       This PRODUCT DEVELOPMENT AND PATENT LICENSE AGREEMENT (the "AGREEMENT") is dated as of October 22, 2003 (the "Effective Date")and is between NORTEC DEVELOPMENT ASSOCIATES, INC. ("NORTEC"), a New Jersey corporation with an office at 100 Spear Road, Ramsey, NJ 07446, and PAR PHARMACEUTICAL, INC. ("PAR"), a Delaware corporation with an office at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

                          BACKGROUND OF THIS AGREEMENT

       Par is in the business of manufacturing and selling generic pharmaceutical products. Nortec is in the business of developing pharmaceutical products, including products utilizing the proprietary so-called "CPS Technology". Par is interested in having Nortec develop a number of pharmaceutical products for Par, and Nortec desires to do so. Par and Nortec are entering into this Agreement to set forth the terms and conditions under which Nortec will develop various pharmaceutical products for Par and arrange to manufacture those products for clinical testing and biostudies. In consideration of the mutual promises set forth in this Agreement, Nortec and Par hereby agree to the provisions of this Agreement.

       1.    DEFINITIONS.

       The following terms shall have the following meanings when used in this Agreement.

       (a) "ACTIVE MOIETY" means, with respect to any New Product, the molecules or ions having the chemical structure (the "Base Chemical Structure") which is contained in and is responsible for the physiological or pharmacological action of that New Product. All salts (including salts with hydrogen or coordination bonds), esters, complexes, chelates, clathrates or other such structures which involve the Base Chemical Structure shall be understood to contain such Active Moiety, but such appended portions are not part of the Active Moiety.

       (b) "ADVANCE PAYMENTS" is defined in Section 5(b) below.

       (c) "AFFILIATE" with respect to any party means any person, entity or organization which either directly or indirectly controls, is controlled by, or is under common control with that party. For these purposes, the term "control" by a person, entity or organization means possession by that person, entity or organization of the power to direct, or cause the direction of, any other entity or organization.

       (d) "BULK PRODUCT" means with respect to any New Product that product in an oral solid dosage form, bulk packaged for intermediate use in bulk containers which will subsequently be packaged in its final packaging form by Par for Par's analytical stability studies and pilot and pivotal bio equivalency studies.

       (e) "CONTRACT YEAR" means each consecutive 12-month period beginning on the Effective Date of this Agreement.

       (f) "CPS OROCEL" means CPS Orocel LLC, a Delaware limited liability company.

                       Product Development and Patent License Agreement - Page 4

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


       (g) "CPS PATENT RIGHTS" means collectively all rights licensed by Nortec from CPS Orocel under (1) United States Patent Number 6,354,728 entitled "Device for producing a pourable product with a guide vane therein", issued on March 12, 2002; (2) United States Patent Number 6,449,869 entitled "Device and Method for Drying Pourable Products", issued September 17, 2002, (3) Patent Application, entitled "Method of Preparing Biologically Active Formulations" filed with the USPTO on December 12, 2002, and (4) application for a United States Patent entitled "Method of Preparing Biologically Active Formulations", filed December 12, 2002, and reissues, extensions, continuations, continuations-in-part or divisions of any of the foregoing.

       (h) "CPS TECHNOLOGY" means the mechanism and technique for developing pharmaceutical products utilizing what is termed "complex perfect sphere" technology and which is currently the subject of the CPS Patent Rights.

       (i) "DEVELOPMENT FEES" is defined in Section 8(c)(1) below.

       (j) "DEVELOPMENT WORK" is defined in Section 2(c)(ii) below.

       (k) "FDA" means the United States Food and Drug Administration.

       (l) "GAT" means Glatt Air Techniques, Inc., a New York corporation.

       (m) "KNOW-HOW" means any idea, invention, information, data and other know-how, whether or not patentable, except that which is otherwise claimed in the CPS Patent Rights, which are owned by or to which Nortec has rights to or develops or possesses on or after the date of this Agreement and which are necessary or useful in the evaluation, development, registration, manufacture, use or sale of any of the New Products, including, but not limited to, the following:

           (1) copies of all papers relating to patents applied for in the Territory which relate in any way to any of the New Products;

           (2)  all  data  and/or  information   regarding  the  procedures  for
                manufacturing any of the New Products;

           (3) all data and/or information, including summaries and completed case reporting forms, concerning the testing, manufacture, pharmacology and clinical use of any of the New Products; and

           (4) the CPS Technology to the extent that it is not claimed in the CPS Patent Rights.

       (n) "MODIFIED ROYALTIES" is defined in Section 8(c)(2) below.

                       Product Development and Patent License Agreement - Page 5

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


       (o) "NET SALES" with respect to any New Product means the amounts invoiced in the first bona fide arm's-length sales of that New Product to independent unaffiliated third parties by PAR and or by any affiliate or designee of Par, less the following deductions in each case to the extent related specifically to that New Product: (i) any sales, use or excise taxes included in such amount, (ii) discounts allowed and taken, (iii) amounts refunded or credited by reason of returns, allowances for retroactive price adjustments, or payments made by Par to independent unaffiliated third parties as part of rebate arrangements, (iv) charges for freight, handling and transportation separately itemized on the invoice; and (v) charge-back rebates and state or federal Medicare or Medicaid rebates. In the event that a New Product is sold to a customer at a discount which exceeds the discounts afforded such customer for other Par pharmaceutical products, the Net Sales of that New Product to such customer shall be deemed to be the average undiscounted Net Sales of that New Product to all customers for the period in question discounted to a level consistent with the average discount afforded to such customer on other pharmaceutical products.

       (p) "NEW PRODUCT" means any bulk or finished pharmaceutical product which is developed or manufactured by Nortec and/or its Affiliates pursuant to this Agreement.

       (q) "NORTEC HOLDING" means Nortec Holding LLC, a Delaware limited liability company that, as of the date of this Agreement, is the sole shareholder of Nortec.

       (r) "PRIORITY LIST" is defined in Section 3(b) below.

       (s) "RIGHTS TERMINATION" is defined in Section 8(a) below.

       (t) "ROYALTIES" is defined in Section 5(c) below.

       (u) "STOCK PURCHASE AGREEMENT" means the Stock Purchase and Shareholders Agreement, dated as of the date of this Agreement, among Par, Nortec Holding and Nortec.

       (v) "THIRD PARTY CONTRACT" is defined in Section 4(e) below.

       (w) "TWO EXISTING AGREEMENTS" means collectively (1) the Patent and Know How License Agreement, dated as of May 24, 2002, between Par and Nortec relating to the development, manufacture and sale of a ********* ******* ********** product and (2) the Patent and Know How License Agreement, dated as of June 14, 2002, between Par and Nortec relating to the development, manufacture and sale of a ********* ******* *********** product.

       (x) "TERRITORY" means Canada and the United States of America, including its territories and possessions, and the Commonwealth of Puerto Rico.

       2.    DEVELOPMENT OF NEW PRODUCTS.

       (a) During each Contract Year, Par shall have right to ask Nortec to start Development Work on up to three New Products selected by Par in Par's reasonable discretion. Par shall make a good faith effort to ask Nortec to start Development Work on at least one New Product each year during the first four Contract Years. Nortec agrees that it will develop such New Products for Par, up to a maximum of twelve New Products, and Nortec shall begin that Development Work on such New Products reasonably promptly after being requested to do so by Par.

                       Product Development and Patent License Agreement - Page 6

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


       (b) Par shall supply to Nortec all active pharmaceutical ingredients and inactive raw material ingredients reasonably required for Nortec's Development Work in connection with each New Product and for Nortec's manufacture of Bulk Product for Par's pilot and pivotal bio equivalency studies (referred to here as "CLINICAL SUPPLIES MANUFACTURING") under this Agreement. Par shall use reasonable commercial efforts to provide in a timely manner all analytical testing services that are required to support Nortec's development and Clinical Supplies Manufacturing activities under this Agreement. Nortec will notify Par in writing of its requirement for materials, and Par will furnish those materials in a timely manner. Nortec will not charge any additional fee for manufacturing Bulk Product for the pilot and pivotal biostudies, other than the amounts otherwise set forth in this Agreement.

       (c)  Nortec  shall  develop  each  New  Product  in  accordance   with  a
development plan, as follows:

            (1) As soon as reasonably practicable following identification of each New Product for development by Nortec, Par and Nortec shall prepare a mutually acceptable plan for the development of such New Product (referred to here as the "DEVELOPMENT PLAN"). Each Development Plan shall set forth in writing in reasonable detail the responsibilities of Nortec in developing such New Product which shall be responsibilities typical in pharmaceutical product development, including relevant deliverables and timelines. Nortec and Par shall work together to mutually work out the details of each Development Plan.

            (2) Nortec shall develop each New Product in accordance with the Development Plan for that New Product; such work by Nortec is referred to in this Agreement as the "DEVELOPMENT WORK".

            (3) Nortec shall use its commercially reasonable efforts to perform the Development Work for each New Product in accordance with the timelines provided in the Development Plan for that New Product and deliver the deliverables to Par as provided in that Development Plan.

            (4) Nortec shall keep Par fully informed of its progress toward the completion of the Development Work for each New Product and Par shall keep Nortec informed regarding its supply of materials and its regulatory activities.

            (5) Nortec shall maintain complete and proper records of its Development Work for each New Product.

       (d) Nortec shall provide all documents and information in its possession that are reasonably required by Par to support Par's filing and prosecution of an ANDA or other application with the FDA to register any New Product. Any such application shall be owned by Par and submitted in its name, and Par shall have the final authority with respect to all decisions concerning the content, compilation, prosecution, amendment or supplementation of any such ANDA. Nortec shall not have any obligation to carry out any analytical, stability or clinical studies in connection with its duty to provide information to Par that Nortec has in its possession. Nortec shall exercise diligent efforts to assist Par in the review and compilation of reports to be included in any such ANDA application. Nortec shall have the right to consult with Par with respect to the preparation of any such ANDA for any New Product to be filed with the FDA.

                       Product Development and Patent License Agreement - Page 7

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

       (e) Each party shall provide the other party with all information in its possession or control that is necessary for the other party to comply with any applicable reporting requirements. Each party shall promptly notify the other party of any comments, responses or notices received from, or inspections by, the FDA or other applicable competent authorities which relate to or may impact a New Product. Each party shall promptly inform the other party of any responses to such comments, responses, notices or inspections and the resolution of any issue raised by the FDA or other competent authorities.

       3.    PAR'S EXCLUSIVITY.

       (a) Commencing on the date that Par asks Nortec to begin development work on any New Product, Nortec shall not, and shall cause its Affiliates not to, develop, make, have made, sell, offer for sale, distribute or otherwise make available (or contract with any third party to do any of the foregoing) that New Product or any other pharmaceutical product that has the same Active Moiety as that New Product in the Territory for its own (or such Affiliates own) benefit or for any other party. The prohibition in the preceding sentence shall automatically end, however, with respect to any New Product (i) immediately if and when Par abandons all work involving that New Product under this Agreement pursuant to Section 9(b) below or (ii) one year following the expiration or termination of this Agreement with respect to that New Product for any other reason. For the avoidance of doubt, nothing in this Section 3(a) shall in any way limit or prohibit Nortec or any Affiliate of Nortec from (1) developing, making, having made, selling, offering for sale, distributing or otherwise making available (or contracting with any third party to do any of the foregoing) any pharmaceutical product that competes with that New Product, as long as that pharmaceutical product does not contain the same Active Moiety as that New Product, and (2) manufacturing, developing, selling, distributing or servicing any Non-CPS Equipment, or providing technical support for any such equipment, even if that equipment is utilized by any other party to manufacture any pharmaceutical product that is the same as that New Product or has the same Active Moiety as that New Product. Non-CPS Equipment is equipment that is not being provided specifically to a customer for the manufacture of products embodying the CPS Technology

       (b) Within 90 days after the date of this Agreement, Par shall provide to Nortec a written list (referred to here as the "PRIORITY LIST") that identifies up to twelve drugs. Within 45 days after receiving the Priority List, Nortec will notify Par if Nortec or any of its Affiliates have previously granted any option, right or license to any third person or entity with respect to any of CPS Patent Rights or Know-How relating to the manufacture, use or sale within the Territory of any drugs identified in that Priority List; in that event, any such drug shall be removed from the Priority List, and Par shall have the right, within 45 days thereafter, to substitute a different drug for the drug that is so removed from the Priority List. In the event that any third party requests that GAT or any Affiliate of GAT (including CPS Orocel) begin discussions which would involve GAT or that Affiliate developing or producing any drug that is identified on the Priority List utilizing the CPS Technology, Nortec shall promptly notify Par of that request. That notice will identify only the drug involved; that notice will not identify the third party. Par shall have fifteen business days after receiving that notice to provide a notice to Nortec which sets forth a request for Nortec to begin development work (pursuant to Section 2(a) above) on a New Product that utilizes that drug. If Par provides such a notice within that 15-business day period, then Nortec shall begin development work on that New Product for Par (pursuant to Section 2(a) above), and Nortec, GAT and their respective Affiliates shall not perform or permit to be performed by their Affiliates any development work or production of any product that utilizes the drug for that third party or for any other party. If Par does not provide such a notice within that 15-business day period, then that drug will be automatically and permanently be removed from the Priority List, and thereafter Nortec, GAT and their Affiliates may conduct development work and production of any product utilizing the CPS technology involving that drug for that third party or for any other party. The restriction set forth in the fifth sentence of this Section 3(b) shall automatically end, however, with respect to any drug if and when Par abandons all work under this Agreement involving the New Product that utilizes that drug.

                       Product Development and Patent License Agreement - Page 8

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

       4.    PATENT AND KNOW-HOW LICENSE.

       (a) Subject to the terms and conditions of this Agreement, Nortec hereby grants to Par, and Par hereby accepts, a license of the CPS Patent Rights and the Know-How to make, import, use and sell each of the New Products in the Territory. No license is granted for any other product than the New Products that are developed by Nortec pursuant to Section 2 above. No license is granted for any New Product anywhere outside the Territory. Except as otherwise provided in Sections 8 or 9 below, this license with respect to any New Product shall remain in effect (1) with respect to any patent, until the expiration of that patent, including any reissues, extensions, continuations, continuations-in-part or divisions of that patent, and (2) with respect to any Know-How, for as long as Par is manufacturing and marketing that New Product.

       (b) Except as  provided  in the next  sentence,  the license set forth in
Section 4(a) above is exclusive; in other words, for as long as that license remains in effect under Section 4(a) above with respect to any New Product, Nortec and its Affiliates shall not grant to any other person or entity any license to use the CPS Patent Rights or the Know-How anywhere within the Territory for the purpose of making, using or selling that New Product or any other pharmaceutical product that contains the same Active Moiety as that New Product; provided, however, that nothing herein shall prevent Nortec and its Affiliates from generally selling, distributing or servicing any Non-CPS
Equipment, or providing technical support for any such equipment, even if that equipment is utilized by any other party to manufacture any pharmaceutical product that is the same as that New Product or has the same Active Moiety as that New Product. The license set forth in Section 4(a) above shall become non-exclusive with respect to any New Product if at any time after three years from the date of the launch of that New Product, the Net Sales of that New Product fall below *** of the total generic solid dosage market for the drug that is contained in that New Product; in that event, Nortec shall have the right to grant to third parties non-exclusive licenses to the CPS Patent Rights and Know-How in the Territory relating to that New Product under such terms and conditions as Nortec deems appropriate.

       (c) Within 14 days after Par asks Nortec to start development work on a New Product (pursuant to Section 2(a) above), Nortec will disclose to Par, subject to the confidentiality provisions of Section 10 below, all then-existing Know-How not previously disclosed to PAR to the extent necessary for Par to describe the manufacture of that New Product in connection with any ANDA or equivalent document. Thereafter, Nortec shall promptly identify and disclose to PAR, to the extent PAR requests disclosure, any new or additional Know-How which comes into the possession or control of Nortec or any of its Affiliates, again subject to Section 10 below and to the extent necessary for Par to describe the manufacture of that New Product in connection with any ANDA or equivalent document. Nortec shall provide to Par, at no additional cost to Par, such assistance as Nortec deems necessary for Par to describe the manufacture of that New Product under this Agreement.

       (d) Par hereby acknowledges that it does not have, and shall not acquire, any interest in any trademarks or trade names owned or licensed by Nortec, GAT or any of their Affiliates that may appear on the labels or packaging materials for any New Product.

       (e) Except as expressly provided in this Section 4(e), Par shall not assign or sublicense all or any portion of this Agreement or all or any portion of the license set forth in Section 4(a) above without the prior written consent of Nortec, which consent shall not be unreasonably withheld. Par may, however, enter into one or more contracts with third parties (referred to here as "THIRD PARTY CONTRACTS") pursuant to which those third parties have the right to sell one or more New Products, subject to the limitations set forth in subparagraphs
(1) through (5) below, inclusive.

                       Product Development and Patent License Agreement - Page 9

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

            If those limitations are satisfied with respect to any Third Party Contract, then Par shall have the right to sublicense the CPS Patent Rights and the Know-How to the third party under that Third Party Contract solely for the purpose of enabling that third party to sell any New Product that is covered by such Third Party Contract. The applicable limitations are as follows:

            (1) Any such sublicense of the CPS Patent Rights and Know-How to any such third party is subject to the prior written consent of Nortec for each subject New Product, which consent shall not be unreasonably withheld or delayed;

            (2) Prior to entering into any such Third Party Contract, Par shall consult with Nortec regarding the proposed Third Party Contract and shall provide Nortec with such information as Nortec may reasonably request relating to that proposed Third Party Contract;

            (4) Par shall remain fully liable for all obligations under this Agreement, notwithstanding any sublicense set forth in any Third Party Contract; and

            (5) Par shall not, and shall not have any right to, sublicense or assign any other rights under this Agreement, including without limitation providing a sublicense to develop or manufacture any products utilizing the CPS Patent Rights or the Know-How, sublicensing or assigning any right under Section 7(c) below to purchase any equipment that embodies the CPS Technology, or assigning any right to utilize any equipment purchased by Par pursuant to
Section 7(c) below.

       5.     COMPENSATION TO NORTEC - ADVANCE PAYMENTS AND ROYALTIES.

       (a) In consideration for the services to be provided by Nortec under this Agreement and the license of the CPS Patent Rights and Know-How set forth in this Agreement, Nortec hereby acknowledges that Par has paid to Nortec the amount of Five Hundred Thousand Dollars ($500,000) and Par shall additionally pay to Nortec the Advance Payments set forth in Section 5(b) below and the Royalties set forth in Section 5(c) below.

       (b) Par shall pay to Nortec payments (referred to here as "ADVANCE PAYMENTS") totaling Two Million Five Hundred Thousand Dollars (US$2,500,000). Par will pay the Advance Payments as follows: $500,000 on each of October 15, 2003, December 15, 2003, June 15, 2004, September 15, 2004, January 15, 2005.
[In economic terms, the Advance Payments represent advance payments of royalties that would otherwise have been payable with respect to the New Products.]1

       (c) Par shall pay to Nortec a royalty (individually a "ROYALTY" and collectively the "ROYALTIES") with respect to each New Product based on the Net Sales and the market share of that New Product, as shown in the following table:

------------------------------------------------------------------------------
  ROYALTY AMOUNT FOR EACH            PAR'S MARKET SHARE (MS) OF THE TOTAL
        NEW PRODUCT                SUSTAINED RELEASE SOLID DOSAGE MARKET FOR
     (% OF NET SALES)                          THAT NEW PRODUCT
------------------------------------------------------------------------------
            **%                                    MS > **%
                                                      -
------------------------------------------------------------------------------
           ****%                                **% > MS > **%
                                                         -
------------------------------------------------------------------------------
            *%                                  **% > MS > **%
                                                         -
------------------------------------------------------------------------------
           ***%                                 **% > MS > **%
                                                         -
------------------------------------------------------------------------------
           ***%                                    MS < **%
------------------------------------------------------------------------------

                      Product Development and Patent License Agreement - Page 10

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

       For these purposes, the market share of each New Product shall be based on the total sales reported for that New Product divided by the total sales of the branded and generic products in all dosage forms, as reported by IMS at the end of each calendar year

       (d) In the  event  that Par  enters  into any  Third  Party  Contract  as permitted pursuant to Section 4(e) above, then solely for purposes of calculating the Royalty applicable to sales of New Product made by a third party under that Third Party Contract, Par shall pay to Nortec the Royalty shown in the table in Section 5(c) above, with the "Net Sales" in that case equal to the total consideration (both cash and non-cash) received by Par under that Third Party Contract.

       (e) Par shall pay Royalties to Nortec with respect to each New Product during such time as Par (or its subcontractor) offers the New Product for sale in the Territory until the date that is fifteen (15) years from the date of final FDA approval to market such New Product in the Territory. Par shall pay the Royalty to Nortec with respect to each New Product within 45 days after the end of each calendar quarter based on the Net Sales of that New Product made within that calendar quarter and based on Par's reasonable estimate at that time of the market share of that New Product. If at any time after making any quarterly payment Par or Nortec determines that the actual market share of that New Product is different than the market share that was used by Par in determining the amount of that payment, Par and Nortec shall promptly make an appropriate payment to the other to account for that difference. Any other discrepancies in the calculation and payment of the Royalty shall be reconciled promptly after the delivery of each quarterly sales report pursuant to Section 6(e) below.

       (f) While this Agreement is in effect and for a period of six (6) months thereafter, Nortec shall have the right at its expense to have an independent certified public accounting firm reasonably acceptable to Par examine the records described in Section 6(e) below (excluding those records, if any, which relate to the qualitative commentary of Section 6(e) below) and Section 5.2(c) above. Nortec may have those records examined during reasonable business hours, not more often than once each calendar year for then-current year and for then-preceding three (3) years. That examination shall be made for the sole purpose of determining whether the amount of the Royalties has been correctly calculated and paid. That independent certified public accounting firm shall be required to treat as confidential, and not disclose to Nortec, any information that it has obtained, except such information which would properly be contained in a sales report provided by Par to Nortec under this Agreement. In addition, that independent certified public accounting firm shall not disclose to any other party any information obtained as a result of such examination, except as may be required by binding legal process or government requirements, and then only on reasonable prior notice and in consultation with Par.

       6.  ADDITIONAL OBLIGATIONS RELATING TO PRODUCT DEVELOPMENT AND MARKETING.

       The provisions of this Section 6 shall apply with respect to each New Product starting on the date that Par asks Nortec to start development work on that New Product until such time that Par abandons all work involving that New Product under this Agreement.

       (a) PROCEDURES FOR FILING AN ANDA. (1) Par shall use reasonable commercial efforts to prepare, compile and submit an ANDA for each New Product in the Territory and, following such submission, Par shall diligently prosecute that ANDA with the FDA with a view to obtaining timely approval for that New Product.

                      Product Development and Patent License Agreement - Page 11

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


       (2) At such time or times as may be reasonably requested by Nortec, Par shall provide Nortec with written reports on its efforts to obtain from the FDA marketing approval in the Territory for that New Product, including supporting documentation reasonably requested by Nortec. Nortec shall have the right to inspect the ANDA and associated correspondence for each New Product at any time on prior notice during normal business hours during the term of this Agreement.

       (b) MARKETING EFFORTS. Par will use reasonable commercial efforts to market each New Product in the Territory during the term of the Agreement. Par shall furnish and label each New Product in compliance with the specifications and requirements set forth in the FDA's marketing approval documents.

       (c) ADVERSE DRUG REACTIONS. Par and Nortec shall promptly, after learning thereof, notify the other in writing of any report of adverse, or possible or suspected adverse, effects of any New Product. Whenever either party intends to report the same to any governmental authority, that party shall, when feasible, consult with the other party with respect to such notification. Specifically, and without limiting the foregoing, Par shall provide Nortec with adverse event data for filing with the FDA.

       (d) MARKET REPORTS. Par and Nortec shall meet on a quarterly basis during the first year following the initial launch of each New Product, on a semi-annual basis during each of the second and third years following that initial launch, and on an annual basis during each of the fourth and fifth years. At those meetings, which will be at a location(s) specified by Par, Par will report on the ongoing sales performance of each New Product in the Territory, including without limitation marketing approaches, promotion and advertising campaigns, sales plans and results, and performance against competitors. Each of Par and Nortec shall bear all of its own costs and expenses relating to those meetings. At Nortec's request, Par shall provide similar information at other times, provided that all information disclosed at any of those meetings or otherwise shall only be information prepared or maintained by Par in the ordinary course of its business.

       (e) NET SALES REPORTS. Beginning ninety (90) days after the end of the first calendar quarter in which Net Sales of each New Product are first made, and ninety (90) days after the end of each subsequent calendar quarter during the term of this Agreement, Par shall deliver or cause to be delivered to Nortec a written report showing the Net Sales of each New Product during the preceding quarterly period.

       7.    MANUFACTURE OF NEW PRODUCTS.

       (a) For all New Products which employ CPS Technology Par will negotiate in good faith with GAT to enter into one or more Supply Agreements with GAT pursuant to which GAT will manufacture, at GAT's facility, all CPS pellets for such New Products (in other words, pellets that are formulated or manufactured utilizing the CPS Technology), except as provided in Section 7(c) below. It is envisioned that those Supply Agreements will, among other things, set forth the terms and conditions under which Par shall purchase all of its requirements for CPS pellets for all New Products exclusively from GAT and GAT shall sell to Par all of Par's requirements for CPS pellets for all New Products for sale in the Territory. It is further envisioned that those Supply Agreements will contain such other provisions with respect to forecasting, orders, quality control, adverse event reporting, warranties and indemnities as is usual and customary in commercial agreements of that type. Within the Territory, GAT shall sell such CPS pellets for each such New Product exclusively to Par. Except as otherwise expressly permitted under this Agreement, Par shall not manufacture any CPS pellets for any New Products itself or purchase any CPS pellets for any New Products from any other source for sale in the Territory while this Agreement is in effect.

                      Product Development and Patent License Agreement - Page 12

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


       (b) The provisions of this Section 7(b) shall apply for determining the price that Par will pay to GAT for manufacturing CPS pellets for each New Product under the Supply Agreements. On or about, but no later than the later of
(1) the date on which Par submits a New Product for pivotal bio equivalency studies and (2) the date on which that New Product demonstrates stability under accelerated stability conditions, GAT will calculate and present to Par GAT's transfer price to supply to Par the CPS pellets for that New Product, based on the process used to manufacture those CPS pellets and Par's anticipated supply requirements for those CPS pellets as defined and known at that time. GAT's transfer price shall not be greater than the transfer price charged by GAT for manufacturing similarly situated products (if any) developed or manufactured by GAT utilizing the CPS Technology. That transfer price for the CPS pellets for that New Product may thereafter only be adjusted by GAT to reflect any subsequent changes in (x) the process used to manufacture those CPS pellets, (y) Par's supply requirements for those CPS pellets, or (z) inflation costs during the period commencing with the establishment of the transfer price and ending with the time of commercial launch of that New Product. In the event that Par and GAT are not able mutually to agree on a transfer price at the time specified in this Section 7(b), Par may, at its sole option, elect to terminate this Agreement with respect to that New Product without any further obligation to Nortec or to GAT with respect to such New Product.

       (c) At any time after Par has entered into a binding Supply Agreement (or Supply Agreements) with GAT to have GAT manufacture CPS pellets for sale (not development) for two New Products, Par shall have the right to purchase from GAT equipment that embodies the CPS Technology. Par may use that equipment solely for the purpose of producing CPS pellets for New Products, other than the New Products that are the subject of that Supply Agreement (or Supply Agreements) and other than the products developed under the Two Existing Agreements. The purchase price for that equipment will be negotiated in good faith at that time by Par and GAT. In addition to the purchase price for that equipment, and as a condition to that purchase, Par shall pay to GAT an additional amount equal to ***% of the Net Sales of any New Product that is manufactured using that equipment; the calculation and payment of that amount shall be made in the same manner and at the same time that the Royalty is paid to Nortec pursuant to
Section 5 above. Except as specifically provided in this Section 7(c), GAT shall not have any obligation to sell any equipment that embodies the CPS Technology, either to Par or to any other party, that would allow Par to have access to equipment that embodies the CPS Technology.

       (d) To the extent that any part of the process used in manufacturing any New Product for sale (not development) does not involve the manufacture of CPS pellets and Par decides (in its sole discretion) to contract with any party (referred to here as an "UNAFFILIATED PARTY") that is not an Affiliate of Par to provide such manufacturing services for such New Products (referred to here as the "NON-CPS MANUFACTURING SERVICES"), then Par shall give GAT a "right of first refusal" to provide those Non-CPS Manufacturing Services, as follows:
           Promptly after Par has negotiated with the Unaffiliated Party to provide the Non-CPS Manufacturing Services, Par shall send a notice to GAT (the "INTENT NOTICE") which states that Par intends to enter into a contract with an Unaffiliated Party to provide Non-CPS Manufacturing Services. The Intent Notice shall include a copy of any written offer, term sheet or proposed contract setting forth the price and the other terms and conditions of those Non-CPS Manufacturing Services with that Unaffiliated Party. GAT shall have the right in its sole discretion, to be exercised by notice (the "GAT NOTICE") given to Par within five (5) business days after GAT's receipt of the Intent Notice, to enter into a contract with Par to provide those Non-CPS Manufacturing Services for Par. If GAT provides a GAT Notice within that 5-day period, then Par shall not enter into an agreement with the Unaffiliated Party to provide those Non-CPS Manufacturing Services, but instead Par shall enter into an agreement with GAT pursuant to which GAT shall provide those Non-CPS Manufacturing Services to Par, at the same price and on the same terms and conditions included with the Intent Notice.

                      Product Development and Patent License Agreement - Page 13

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


           If GAT does not provide a GAT Notice within that 5-day period, then Par shall have the right to enter into a contract with the Unaffiliated Party to provide those Non-CPS Manufacturing Services, on terms no less favorable to Par than the terms and conditions included with the Intent Notice, provided that such a contract with the Unaffiliated Party is signed within 90 days of the date of the Intent Notice. If for any reason Par does not enter into such a contract with the Unaffiliated Party within that 90-day period, then Par may not enter into such a contract with the Unaffiliated Party as contemplated by the Intent Notice without again providing GAT with the "right of first refusal" under this section 7(d), and any other or future contract for such Non-CPS Manufacturing Services shall again become subject to the provisions of this Section 7(d).

       (e) Nothing in this Agreement shall in any way restrict, or require payments by Par in respect of, Par's right to conduct coating, packaging, labeling or other post CPS Technology operations for all New Products at any facility (either Par's or any third party).

       8.    TERMINATION OF DEVELOPMENT RIGHTS.

       (a) Par shall have the right in its sole discretion,  as provided in this
Section 8, to terminate its right to have Nortec develop New Products under this Agreement. Such a termination by Par is referred to here as the "RIGHTS TERMINATION". Par shall have the right to exercise the Rights Termination only if that Rights Termination becomes effective on and as of October 15, 2005 and only by providing notice to Nortec of Par's exercise of the Rights Termination not later than October 15, 2005. Nortec shall provide a notice to Par, not earlier than April 1, 2005 and not later than July 15, 2005, reminding Par of Par's right to exercise the Rights Termination. If Par does not exercise the Rights Termination by providing such a notice to Nortec by October 15, 2005, then Par will not have any right to exercise the Rights Termination. If, and only if, Par exercises the Rights Termination by providing such a notice to Nortec by October 15, 2005, then the remaining provisions of this Section 8 shall apply.

       (b) Par shall not have any further right to have Nortec develop any New Products not previously initiated under this Agreement. Without limiting the forgoing, Par will not have any right to have Nortec develop any New Products based on any of the drugs identified in the Priority List that have not previously been initiated, and there shall not be any restriction under this Agreement on the rights of Nortec, GAT or any of their Affiliates to develop or produce any such drugs for any third parties.

       (c) Par, Nortec and GAT shall continue to develop any New Products and manufacture CPS pellets for any New Products that are under development prior to the Rights Termination. In that event, however, in lieu of paying Royalties to Nortec as provided in Section 5(c) above, Par shall pay to Nortec the following Development Fees and Modified Royalties with respect to such New Products:

           (1) Par shall pay to Nortec the following amounts (referred to here as the "DEVELOPMENT FEES") for each such New Product, subject to Section 8(d) below:

               (i) the sum of $125,000 for each such New Product, payable within ten days after the date of the Rights Termination;

                      Product Development and Patent License Agreement - Page 14

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


               (ii) the sum of $375,000 for each such New Product on the date that Nortec submits to Par the formulation and physical specifications of immediate release beads produced during Nortec's first immediate release core bead trial campaign for that New Product. In the event that Nortec has submitted such specifications to Par with respect to any New Product on or prior to the date of the Rights Termination, then Par shall pay that amount to Nortec with respect to that New Product within ten days after the date of the Rights Termination. In the event that Nortec has not submitted such specifications to Par with respect to any New Product on or prior to the date of the Rights Termination, then PAR may, at its sole option, elect to terminate all development work with respect that New Product; Par can make this election only by providing a notice of that termination to Nortec after the date of the Rights Termination and prior to the date on which Nortec submits those specifications to Par;

               (iii)  the sum of  $400,000  for  each  such New  Product  on the completion of both (x) a successful pivotal biostudy that demonstrates bio equivalence of that New Product to the branded sustained release solid dosage form of the drug containing the same active ingredient(s) as that New Product, and (y) the demonstration of stability of that New Product under 90-day accelerated stability conditions; and,

                (iv) the sum of $600,000 for each such New Product on the date of the first commercial sale of that New Product.

           (2) Par shall pay to Nortec a royalty (individually a "MODIFIED ROYALTY" and collectively the "MODIFIED ROYALTIES") with respect to each such New Product based on the Net Sales and the market share of that New Product, as shown in the following table, but subject to Section 8(c)(2)(ii) below:

------------------------------------------------------------------------------
  ROYALTY AMOUNT FOR EACH            PAR'S MARKET SHARE (MS) OF THE TOTAL
        NEW PRODUCT                SUSTAINED RELEASE SOLID DOSAGE MARKET FOR
     (% OF NET SALES)                          THAT NEW PRODUCT
------------------------------------------------------------------------------
            **%                                    MS > **%
                                                      -
------------------------------------------------------------------------------
            **%                                 **% > MS > **%
                                                         -
------------------------------------------------------------------------------
            **%                                 **% > MS > **%
                                                         -
------------------------------------------------------------------------------
            *%                                  **% > MS > **%
                                                         -
------------------------------------------------------------------------------
            *%                                     MS < **%
------------------------------------------------------------------------------

           For these purposes, the market share of each New Product will be determined at the end of each calendar year from IMS published data relating to total sales of such New Product, including both generic and branded products and including all doses of such products. Par shall pay the Modified Royalties to Nortec on the dates specified in
           Section 5(e) above. Nortec shall have the right to have the amount of the Modified Royalties examined as provided in Section 5(f) above.

       (d) The total amount of the Advance Payments that Par has paid to Nortec as of the date of the Rights Termination shall be credited against the amount of any Development Fees that are payable pursuant to Section 8(c)(1). If the total amount of those Advance Payments is greater than the total amount of those Development Fees, Par shall not be entitled to a refund of the excess amount.

                      Product Development and Patent License Agreement - Page 15

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


       (e) If at any time after the Rights Termination Par wants Nortec or GAT to develop or manufacture any other products utilizing the CPS Technology or the Know-How, neither Nortec nor GAT shall have any obligation to perform such work for Par. If Par wants Nortec or GAT to develop or manufacture any other such product, at that time Par and Nortec or GAT would need to negotiate the terms and conditions of that work.

       (f) After the exercise of the Rights Termination, Par shall not have any right thereafter to acquire any shares of stock in Nortec as contemplated by the Stock Purchase Agreement or to otherwise share in any of Nortec's profits.

       9     TERMINATION RIGHTS.

       (a) Either Nortec or Par may terminate this Agreement in its entirety if the other party (including its Affiliates) commits a material breach of any of the material terms of the Agreement and does not remedy that breach within ninety (90) days after receipt of a notice demanding that any such breach be remedied, or, if ninety (90) days is an inadequate cure period, such longer period as is reasonably necessary, provided that such breach is capable of cure, the breaching party promptly commences to cure that breach, and the breaching party continues to act with reasonable diligence to cure that breach.

       (b) In the event that Par in good faith determines that it is no longer economically viable to pursue the development, registration or sale of a New Product in the Territory, then Par may terminate this Agreement solely as it applies to that New Product. In the event that Par exercises this right, then Par shall use reasonable commercial efforts to transfer to Nortec all rights, contracts, data and information associated with that New Product, including all rights under any unapproved or approved ANDA. On that termination, Par shall grant to Nortec, without any cost or fee, a license to any trademark that Par may have selected as a brand trademark for that New Product. Notwithstanding the foregoing, in any subsequent promotion of that New Product, Nortec may utilize in such promotion efforts previously published material, for example clinical results and studies, that reference Par's trademark for that New Product. Nortec's right to use any such trademark does not include the right to use Par's name or any other trademark of Par.

       (c) If the license granted pursuant to Section 4 above is terminated pursuant to Section 9(a) above or if this Agreement is terminated with respect to any particular New Product pursuant to Section 9(b) above, any such termination shall be without prejudice to Nortec's right to receive payments that are unpaid under this Agreement as of the date of such termination, including but not limited to payment for any New Product delivered to Par and any work in progress under firm purchase orders issued by Par.

       (d) If the license granted pursuant to Section 4 above is terminated pursuant to Section 9(a) above or if this Agreement is terminated with respect to any particular New Product pursuant to Section 9(b) above, Par will nevertheless have the right to sell or otherwise dispose of any inventory of any such New Product which is then on hand.

       (e) In the event that this Agreement is terminated pursuant to Section 9(a) above by Par for a breach of this Agreement by Nortec and/or its Affiliates,then (1) except as provided in this Section 9(e) neither Par nor Nortec shall have any further rights or obligations under this Agreement, (2) Par and Nortec shall remain liable to each other for all obligations that have accrued prior to such termination, (3) Sections 3(a), 3(b), 4(a), 4(b), 5(c), 5(d), 5(e), 5(f), and 6(e) of this Agreement shall survive such termination with respect to all New Products for which development has already been initiated prior to such termination, (4) Sections 10, 12, 13, 16, 17, 18, 19 and 20 of this Agreement shall survive such termination, and (5) except Nortec shall not have any obligation to conduct any further Development Work.

                      Product Development and Patent License Agreement - Page 16

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


       (f) In the event that this Agreement is terminated pursuant to Section 9(a) above by Nortec for a breach of this Agreement by Par, then neither Par nor Nortec shall have any further rights or obligations under this Agreement,EXCEPT that Par and Nortec shall remain liable to each other for all obligations that have accrued prior to such termination, and EXCEPT that Sections 10, 12, 13, 16, 17, 18, 19 and 20 of this Agreement shall survive such termination.

       (g) Par and Nortec hereby acknowledgethat Par has certain termination rights under Sections 8(a) and 8(b) of the Stock Purchase Agreement arising from a breach of the Stock Purchase Agreement and that those Sections 8(a) and 8(b) provide that, in that event, there will be corresponding changes in the rights and obligations of Par and Nortec under this Agreement. Par and Nortec hereby confirm those provisions of the Stock Purchase Agreement to the extent that those provisions modify this Agreement.

       (H) FOLLOWING THE FINAL CLOSING AND THE COMPLETE ACQUISITION OF NORTEC BY PAR, PAR SHALL ACQUIRE CERTAIN RIGHTS, AND ASSUME CERTAIN OBLIGATIONS, UNDER THE CPS PATENT RIGHTS AND THE KNOW-HOW AS SET FORTH IN ARTICLE 6 OF THE STOCK PURCHASE AGREEMENT.

       10.   CONFIDENTIALITY.

       Par and Nortec shall hold in confidence, and shall cause their respective Affiliates to hold in confidence, all confidential and other proprietary information of the other party disclosed to the receiving party and relating to this Agreement, except for information (a) which is or becomes public knowledge (through no fault of the receiving party), (b) which is made available to the receiving party free of an obligation of confidentiality by an independent third party legally able to do so, (c) which is already in the receiving party's possession at the time of receipt from the disclosing party (and such prior possession can be properly demonstrated), (d) which is required by law or regulation to be disclosed (and only to the extent of such disclosure), or (e) which becomes publicly known as a result of required disclosures made to or as a result of FDA regulations under which any New Product is approved for sale in the Territory. Additionally, each party may provide such information to governmental agencies to the extent legally required by such agencies and such information shall not be further disclosable unless made public as a result of such disclosure to such agencies as required by law. If in connection with studies which are carried out to obtain FDA approval it is necessary to disclose confidential information under this Agreement, the disclosing party will make diligent efforts to bind the receiving party to customary confidentiality and use restrictions.

       11.   REPRESENTATIONS AND WARRANTIES.

       (a) Nortec hereby represents and warrants the following to Par as of the date of this Agreement:

           (1) Nortec is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations under this Agreement. Nortec has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement. This Agreement has been duly executed and delivered by Nortec and does not conflict with any other obligations or contracts to which it is a party. This Agreement constitutes a legal, valid and binding obligation, enforceable against Nortec in accordance with its terms.

                      Product Development and Patent License Agreement - Page 17

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


           (2) Nortec is the owner of or has sufficient contractual rights to all of the Patent Rights and Know-how licensed to Par under this Agreement, and Nortec has the legal power, authority and right to grant the licenses set forth in Article 4 above and to perform its obligations under this Agreement.

           (3) To the best of Nortec's knowledge after reasonable investigation, the CPS Technology and the Know-How do not infringe any patent rights held by any third party in the Territory. Nortec does not, however, make any representation as to whether the CPS Technology and/or the Know-How, when applied to develop, formulate, manufacture or sell any particular product, infringes any patent rights held by any third party.

           (4) To the best of Nortec's knowledge after reasonable investigation, Par does not require any further licenses from Nortec, any of its Affiliates or any third party in order to utilize the CPS Technology or the Know-How in the Territory to develop, formulate, manufacture or sell any New Products as authorized by this Agreement.

           (5) Nortec does not have any knowledge of any claim or allegation, or any basis of any such claim or allegation, of misuse of any third party's confidential or proprietary information with regard to use of the CPS Patent Rights or the Know-How licensed by Nortec to Par under this Agreement.

           (6) If Par has provided to Nortec the Priority List on or before the execution and delivery of this Agreement, neither Nortec nor any of its Affiliates have granted any effective option(s) or license(s) to any third person or entity under any of CPS Patent Rights or Know-How with respect to the manufacture, use or sale within the Territory of any drugs identified in the Priority List.

       (b) Par hereby represents and warrants the following to Nortec as of the date of this Agreement:

           (1) Par is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations under this Agreement. Par has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement. This Agreement has been duly executed and delivered by Par and does not conflict with any other obligations or contracts to which it is a party. This Agreement constitutes a legal, valid and binding obligation, enforceable against Par in accordance with its terms.

           (2) Par will exercise commercially reasonable care regarding the formulation of each New Product, including but not limited to the design of biostudies, the selection of qualified test facilities, the funding and review of final reports from the qualified test facilities carrying out and evaluating the bioequivalency of the formulation, the storage of the New Product, the labeling of the New Product, the packaging of the New Product, the shipment of the New Product, and the selection and use of trademarks on the New Product.

           (3) Prior to filing of the ANDA for any New Product, Par will have a study carried out at Par's expense for the purpose of determining if there are any unexpired patents in the Territory that would be infringed as a result of the manufacture, use or sale of that New Product. Following the execution of mutually acceptable agreements for each New Product concerning joint attorney-client privilege, Par will disclose the patents obtained as a result of such studies for each such New Product to Nortec.

                      Product Development and Patent License Agreement - Page 18

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

       (c) Nortec does not make any representation or warranty as to whether the manufacture, use and sale of any New Product will present any question of infringement of any adversely held patent in the Territory solely as a result of the use of the Know-How or the CPS Patent Rights.

       12.   INDEMNIFICATION.

       (a) Par shall indemnify and hold harmless Nortec, GAT and their respective Affiliates and their respective employees, agents, officers and directors from and against any costs, claims, judgments, expenses (including reasonable attorney fees), damages and awards (but not incidental, indirect or consequential damages) arising out ofa breach of its representations, warranties or covenants set forth in this Agreement, or from Par's breach of any of the terms and conditions of this Agreement, whether by act or omission.

       (b) Par shall defend, indemnify and hold harmless Nortec, GAT and their respective Affiliates and their respective employees, agents, officers and directors from and against any costs, claims, judgments, expenses (including reasonable attorney fees), damages and awards arising out of any claim for product liability relating to any New Product, regardless of the identity of the person or entity making that claim, and regardless of how that claim is characterized (including without limitation as a negligence claim, a claim for strict liability, a breach of warranty, a breach of any express or implied contract, or otherwise), EXCEPT to the extent that any such damages are caused by a breach of this Agreement by Nortec, GAT or any such Affiliate. While this Agreement is in effect, Par shall maintain at its expense product liability coverage covering the manufacture and sale of all New Products, with such insurance to be in the minimum amount of $**********, and Par shall provide Nortec with, and periodically update upon Nortec's request, a certificate of insurance evidencing that insurance.

       (c) Par shall also defend, indemnify and hold Nortec, GAT and their respective Affiliates harmless for any loss (including reasonable attorneys' fees) arising out of a claim alleging infringement of any patent, except patents embodying the CPS Technology or the Know-How, relating in any way to the New Products or to any of the work performed by Nortec under this Agreement. In any such action, Par shall undertake the defense of such claims. Par shall control the defense of the action and the prosecution of any relevant counterclaims. Notwithstanding the foregoing, Par shall not settle any such action on terms that are materially prejudicial to any right or claim of Nortec in any New Product, in any of the CPS Patents, or any of the Know-How without the consent of Nortec, which consent shall not be withheld or delayed unreasonably. Nortec shall cooperate with Par in the defense of such claims, including without limitation supplying on a timely basis such witnesses, documents and other information as is necessary to assist Par in fulfilling Par's obligations concerning discovery in any such action.

       (d) Nortec shall indemnify and hold harmless Par and its Affiliates and their respective employees, agents, officers and directors from and against any costs, claims, judgments, expenses (including reasonable attorneys fees), damages and awards (but not any incidental, indirect or consequential damages) arising out of or a breach of its representations, warranties or covenants set forth in this Agreement or from Nortec's breach of any of the terms and conditions of this Agreement, whether by act or omission. While this Agreement is in effect, Nortec shall maintain at its expense a commercially reasonable amount of commercial general liability insurance coverage and shall provide Par with, and periodically provide on Par's request, a certificate of insurance evidencing that insurance.

       (e) Each party shall give the other party prompt written notice, and in any event within thirty (30) days, of any claims made which may give rise to an indemnification obligation under this Section 12, including any claims asserted or made by any governmental authority having jurisdiction.

                      Product Development and Patent License Agreement - Page 19

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


           Each party shall give the other party the opportunity to defend, negotiate and settle such claims and will provide reasonable assistance to such other party's defense of such claim. For any suit covered by a party's indemnification obligation under this Section 12, the indemnified party shall permit the indemnifying party to have control of the conduct of the defense of such suit, including, without limitation, the selection of counsel.

       13.   LIMITATION ON LIABILITY.

None of Par, Nortec or their respective Affiliates shall have any liability to any other party under or with respect to this Agreement or otherwise at law or equity for any indirect, incidental or consequential damages, including, without limitation, lost profits. It is the intention of the parties that any liabilities of one party to another arising from performance or lack of performance under this Agreement shall be limited to direct damages as customarily defined.

       14.   OWNERSHIP OF INVENTIONS.

During the course of this Agreement, it is contemplated that Nortec and Par employees will cooperate in the development of each New Product, and it is recognized that inventions and know-how may be developed which may be applicable in the manufacture of the New Products and other products which are not covered by this Agreement. For these reasons, Par shall be the sole and exclusive owner of all inventions, whether patentable or unpatentable, arising in connection with the parties' performance of their obligations under this Agreement which relate solely to analytical methods or to testing procedures applicable to a New Product and to the particular formulation of each New Product. Nortec, or Affiliates of Nortec, shall be the sole and exclusive owner of all inventions, whether patentable or unpatentable, arising in connection with the parties' performance of their obligations under this Agreement which relate to the CPS Technology and/or the Know-How, and all equipment that embodies any of the CPS Technology or any Know-How, and all improvements and modifications to any of the foregoing; all such inventions relating to the CPS Technology and the Know-How shall be included in the license granted to Par pursuant to Section 4(a) above. Ownership of all other inventions shall be allocated between Par and Nortec, or Affiliates of Nortec, in accordance with United States patent law and, to the extent that they are owned by Nortec or Affiliates or Nortec, shall be included in the license granted to Par pursuant to Section 4(a) above. In the event that Par obtains any patent on any analytical or testing procedure relating to any New Product, Par shall grant to Nortec and GAT a royalty free license to the extent that Nortec and/or GAT uses such patented subject matter in the manufacture of any New Product.

       15.   STOCK OPTIONS.

       (a) Subject to the limitations set forth in this Section 15, Pharmaceutical Resources, Inc. (the parent company of Par) ("PRI") shall grant stock options to the following individuals for the following number of shares of PRI's common stock:

--------------------------------------------------------------------------------
           NAME              NUMBER OF SHARES ISSUED AS    NUMBER OF SHARES
                                 OF MARCH 13, 2003        ANNUALLY THEREAFTER

--------------------------------------------------------------------------------
Ken Olsen                            ******                     ******
--------------------------------------------------------------------------------
Reiner Nowak                         ******                     ******
--------------------------------------------------------------------------------
Oliver Mueller                       ******                     ******
--------------------------------------------------------------------------------
Orapin Rubino                        ******                      *****
--------------------------------------------------------------------------------
Dave Jones                           ******                      *****
--------------------------------------------------------------------------------

                      Product Development and Patent License Agreement - Page 20

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


       (b) These stock options will be covered by PRI's existing employee stock option plan which deals with such matters as the annual date that such options are granted, the period of time during which the options will remain in effect, whether and under what conditions the options will be forfeited (other than as specifically set forth in this Agreement), whether the options can be transferred (for example, to a family member), and whether the shares into which the options are exercisable will be registered (under the Securities Act of 1933, as amended) or, if not, whether the option holders will have any "piggyback", "demand" or other registration rights to have their shares registered.

       (c) The strike price (purchase price) for the shares acquired pursuant to these stock options will be the market price of those shares on the date the option is granted.

       (d) PRI has the right to discontinue the annual granting of stock options at any time after Par purchases all of the shares of stock of Nortec pursuant to the Stock Purchase Agreement. Such a purchase of Nortec's shares by Par shall not, however, affect any stock options that have already been issued prior to that time.

       (e) If and when Oliver Mueller, Orapin Rubino or Dave Jones leaves GAT's employment or is otherwise no longer available to work on the New Products, then that employee will forfeit all stock options which have not vested as of that time and that employee will not have any right to receive any future stock options. (f) PRI has the right to discontinue the annual granting of stock options at any time after Par has terminated the Stock Purchase Agreement for any reason. Such a termination by Par shall not, however, affect any stock options that have already been issued prior to that time.

       16.   PUBLICITY.

Neither party shall publicize or disclose the existence or terms of or the termination of this Agreement, except (1) as required by law, (2) solely with respect to information relating to any New Product and the existence (but not the terms) of this Agreement, when the FDA has issued an approvable letter for the ANDA for that New Product, or (3) if consented to in writing in advance of disclosure by an authorized representative of the other party. In addition, neither party shall release information to the press or the public pertaining to this Agreement or its performance without first agreeing with the other party with respect to the content of such disclosure. Notwithstanding the above, both parties agree that Par will release to the press a public statement announcing the agreement of the parties to develop one or more oral sustained release products under an exclusive license to utilize Nortec's intellectual property including Nortec's rights to the CPS Technology on the effective date of this Agreement.

       17.   FORCE MAJEURE.

No failure or omission by a party to this Agreement in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement, nor shall any such failure or omission create any liability, provided that party uses reasonable efforts to resume performance under this Agreement and that party is capable through the exercise of such efforts in resuming such performance, if that failure or omission arises from any cause or causes beyond the control of the affected party, including, but not limited to, the following, which for purposes of the Agreement shall be regarded as beyond the control of the party in question: act of God; acts or omissions of any government; any rules, regulation, or orders issued by any governmental authority or by any officer, department, agency or instrumentality hereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and lockouts. This Section 17, however, does not apply to any obligation to pay any Development Fees under Section 8(c)(1) above.

                      Product Development and Patent License Agreement - Page 21

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


       18.   ARBITRATION.

Any and all claims, disputes, controversies, and other matters arising out of or relating to this Agreement, including but not limited to the formation (including any claim as to fraud in the inducement), breach, performance, interpretation, or termination Agreement, shall be resolved by binding arbitration in accordance with the commercial Arbitration Rules of the American Arbitration Association which are then in effect. Three arbitrators shall conduct the arbitration in the English language in the State of New York. The arbitrators must be knowledgeable or experienced in the pharmaceutical industry. Each party will, within 20 days of the date on which arbitration is requested, select one arbitrator and advise the opposite party of the name of that arbitrator, and those two arbitrators will select a third arbitrator. If the two arbitrators selected by the parties are unable to agree on a third arbitrator within forty (40) days of the date on which arbitration is requested, the third arbitrator will be appointed by the American Arbitration Association. The decision of any two of the three arbitrators will be the decision of the arbitrators. The costs of arbitration, including reasonable attorney's fees, shall be borne by as assessed by the Arbitrators. Notwithstanding anything to the contrary contained in this Section 18, the terms and provisions of this
Section 18 shall not preclude any party from seeking, or a court of competent jurisdiction from granting, a temporary restraining order, temporary injunction or other equitable relief for any breach of any restrictive covenant or confidentiality covenant in this Agreement. The arbitrators' decision shall be reduced to writing and shall be binding on the parties. Judgment upon the award(s) rendered by the arbitrators may be entered in any court having applicable jurisdiction, and execution of that award may be had in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement. In that arbitration, all evidentiary privileges under state and federal law, including attorney-client and work-product privileges, shall be preserved and protected to the same extent that such privileges would be protected in a United States district court proceeding applying the internal law of the State of New York (other than Section 5-1401 of the New York General Obligations Laws) without reference to the law of conflicts of any jurisdiction). Any failure of either party to abide by the arbitrators' decision shall permit the other party to terminate this Agreement in whole or in part.

       19.   NOTICES.

       Any notice to be given to a party under or in connection with this Agreement shall be in writing and shall be delivered by confirmed facsimile, Express Mail or next day FEDEX to the party at the following address set forth for such party:

      To Nortec:

      Nortec Development Associates, Inc.
      100 Spear Road
      Ramsey, NJ  07446
      Attention:  Kenneth W. Olsen, President
      Telephone:  (201) 934-9600
      Fax:  201-327-3354

                      Product Development and Patent License Agreement - Page 22

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


      With copies to:

      Glatt Air Techniques, Inc.
      20 Spear Road
      Ramsey, NJ  07446
      Attention:  Oliver W. Mueller, Executive Vice President
      Telephone:  (201) 825-6327
      Fax:  (201) 934-6213

      And:

      Todd M. Brinberg, Esq.
      Nadborny & Brinberg LLP
      420 Lexington Avenue, Suite 2300
      New York, New York 10170
      Telephone: 212-922-9080
      Fax: 212-656-1660

      To Par:

      Par Pharmaceutical, Inc.
      300 Tice Boulevard
      Woodcliff Lake, New Jersey 07677
      Attention:  Dennis O'Connor, CFO
      Telephone:  201-802-4146
      Fax:  201-391-5364

or to such other address as to which the party has given notice thereof. Such notices shall be deemed given on receipt.

                      Product Development and Patent License Agreement - Page 23

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


20.   MISCELLANEOUS.

       (a) ENTIRE AGREEMENT. This Agreement together with the Stock Purchase Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter of this Agreement and supersedes any and all prior agreements, understandings and arrangements, whether oral or written, between the parties relating to the subject matter of this Agreement. No amendment, change, modification or alteration of the terms and conditions of this Agreement shall be binding on either party unless it is in writing and signed by both parties.

       (b) INDEPENDENT CONTRACTORS. The parties specifically acknowledge the parties are independent contractors and engage in the operation of their own respective businesses, and neither party is the agent or partner of the other party for any purpose whatsoever. Neither party has or shall have any authority (either express or implied) to enter into any contracts or commitments or to assume any obligations for the other party or make any warranties or representations on behalf of the other party.

       (c) NO ASSIGNMENT. This Agreement shall not be assigned or transferred (in whole or in part) by either party, except to a wholly-owned Affiliate of that party, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Par may, however, assign all (and not less than all) of its rights in and obligations under this Agreement to any entity that acquires all or substantially all of the assets and business of Par, including without limitation as a result of a sale of assets, a merger or a consolidation by or of Par.

       (d) SURVIVAL. The representations and warranties contained in the Agreement, as well as all other provisions of this Agreement, shall survive the termination or expiration of the Agreement.

       (e) PARTIAL INVALIDITY. If and to the extent that any court or tribunal of competent jurisdiction holds any of the provisions of this Agreement, or the application of any provisions to any circumstances, to be invalid or unenforceable in a final nonappealable order, the parties shall use their best efforts to reform the provisions of the Agreement that have been declared invalid in order to fully realize, to the extent possible, the intent of the parties, and the remainder of this Agreement and the application of such invalid provision to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the remaining provisions of this Agreement shall be valid and enforceable to the fullest extent of the law.

       (f) LIMITATION ON WAIVERS. The waiver by either of the parties of any breach of any provision of this Agreement by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

       (g) GOVERNING LAW. This Agreement shall be governed by and construed with the laws of the State of New York, without application of its choice of law principles (other than Section 5-1401 of the New York General Obligations Law) .

       (h) HEADINGS. The headings in this Agreement have been inserted solely for the convenience of reference and shall not affect the construction, meaning or interpretation of the Agreement or any of its terms.

       (i) COUNTERPARTS. This Agreement may be signed in counterparts, all of which together shall constitute a single contract.

                      Product Development and Patent License Agreement - Page 24

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


To evidence their agreement to be bound by this Agreement, Par and Nortec have executed and delivered this Agreement as of the date that appears at the beginning of this Agreement.


PAR PHARMACEUTICAL, INC.                NORTEC DEVELOPMENT
                                            ASSOCIATES, INC.


By:/s/ Scott Tarriff                    By:/s/ Ken Olsen
   --------------------------------         ----------------------------------
   Name:  Scott Tarriff                     Name:  Ken Olsen
   Title: President and CEO                 Title: President



         Pharmaceutical Resources, Inc. hereby agrees to the provisions of Section 15 of the above Agreement.


                                    PHARMACEUTICAL RESOURCES, INC.


                                    By: /s/ Scott Tarriff
                                        ----------------------------------
                                        Name:  Scott Tarriff
                                        Title: